Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER

0.50% CONVERTIBLE SENIOR NOTES DUE 2024

OF

AMDOCS LIMITED

PURSUANT TO THE

NOTICE OF PUT RIGHT AND OFFER TO PURCHASE

DATED MARCH 14, 2014

CUSIP NUMBERS: 02342TAC3, 02342TAD1(†)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON APRIL 11, 2014, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW.

The Paying Agent for this Offer is:

THE BANK OF NEW YORK MELLON

By Registered or Certified Mail, Overnight Courier or Hand Delivery: 101 Barclay Street, 7 East New York, New York 10286 Attention: Danny Lee	By Facsimile: (212) 815-5603 Attention: Danny Lee Confirm by telephone: (212) 815-5813	For Information call: Danny Lee (212) 815-5813

Delivery of this Letter of Transmittal to an address other than as set forth above, or transmissions of instructions via a facsimile number other than as set forth above, will not constitute a valid delivery. You must sign this Letter of Transmittal in the appropriate space provided therefor and complete the enclosed IRS Form W-9 (or an appropriate Form W-8, if applicable).

DESCRIPTION OF NOTES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Note(s))	Notes Tendered (Attach additional signed list, if necessary). See Instruction 3.
	Security Number(s)*	Total Principal Amount of Notes*	Principal Amount of Notes Tendered**
		$	$
		$	$
		$	$
	Total		$

*       Need not be completed by book-entry holders.

**     Unless otherwise indicated, the entire aggregate principal amount represented by the Notes described above will be deemed to have been tendered. See Instruction 2.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ

CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

†	The CUSIP numbers referenced above have been assigned by Standard & Poor’s Corporation and are included solely for the convenience of holders of the Notes. Amdocs, the Paying Agent and the Trustee shall not be responsible for the selection or use of these CUSIP numbers, and no representation is made as to their correctness on the Notes or as indicated in any notice of put right, offer to purchase or letter of transmittal.

This Letter of Transmittal is to be completed by holders of 0.50% Convertible Senior Notes due 2024 (the “Notes”) of Amdocs Limited, a company organized under the laws of the Island of Guernsey (“Amdocs”), to tender Notes as described in the Notice of Put Right and Offer to Purchase dated March 14, 2014 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”). This Letter of Transmittal serves as the “Repurchase Notice” as specified and required in Section 3.06 of the Indenture (as defined in the Offer to Purchase).

This Letter of Transmittal is to be completed either if certificates evidencing Notes are to be forwarded herewith or, unless an Agent’s Message (as defined in the Offer to Purchase) is utilized, if delivery of Notes is to be made by book-entry transfer into the account of The Bank of New York Mellon (the “Paying Agent”) at The Depository Trust Company (“DTC”) pursuant to the procedures for book-entry transfer described in the Offer to Purchase. Holders who tender their Notes by book-entry transfer are referred to herein as “book-entry holders.”

☐	CHECK HERE IF TENDERED NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Account Number:

DTC Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED ON PAGES 8 AND 9.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

By execution hereof, the undersigned hereby acknowledges receipt of the Offer to Purchase and this Letter of Transmittal and Instructions hereto (as the same may be amended or supplemented from time to time, this “Letter of Transmittal”), relating to Amdocs’s offer to purchase any and all of its outstanding Notes, upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer to Purchase and the Letter of Transmittal collectively constitute the “Offer.”

Upon the terms and subject to the conditions of the Offer as set forth in the Offer to Purchase and this Letter of Transmittal, the undersigned hereby tenders to Amdocs the principal amount of Notes indicated above.

Subject to, and effective upon, the acceptance for purchase of and payment of the Repurchase Price (as defined in the Offer to Purchase) for Notes tendered hereby, the undersigned hereby (1) irrevocably sells, assigns and transfers to, or upon the order of, Amdocs, all right, title and interest in and to all Notes tendered hereby and (2) irrevocably constitutes and appoints the Paying Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such Notes, or transfer ownership of such Notes, together with all accompanying evidences of transfer and authenticity, to or upon the order of Amdocs, upon receipt by the Paying Agent, as the undersigned’s agent, of the Repurchase Price, (b) present such Notes for transfer on the relevant security register and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms of the Offer as described in the Offer.

The undersigned hereby represents and warrants that (1) the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and (2) when such Notes are accepted for payment by Amdocs, Amdocs will acquire good, marketable and unencumbered title to the Notes, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned, upon request, shall execute and deliver any additional documents deemed by the Paying Agent or Amdocs to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

No authority herein conferred or agreed to be conferred shall be affected by, and all authority herein conferred or agreed to be conferred shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Notes tendered pursuant to the Offer may be withdrawn at any time prior to 9:00 a.m., Eastern time, on April 11, 2014 (such time and date, or the latest extension thereof, if extended as required by applicable law, the “Expiration Date”), and, unless theretofore accepted for payment by Amdocs pursuant to the Offer, may also be withdrawn at any time after May 12, 2014. See Instruction 4.

The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer. Amdocs’ acceptance of such Notes for payment will constitute a binding agreement between the undersigned and Amdocs upon the terms and subject to the conditions set forth in the Offer.

Unless otherwise indicated herein under “Special Payment Instructions,” the Paying Agent will issue the check for the Repurchase Price with respect to Notes accepted for payment and issue or return any certificate(s) for Notes not tendered or not purchased in the name(s) of the registered holder(s) appearing under “Description of Notes Tendered.” Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the Paying Agent will mail the check for the Repurchase Price with respect to Notes accepted for payment and return any certificate(s) for Notes not tendered or not purchased (and accompanying documents, as appropriate) to the address of the registered holder(s) appearing under “Description of Notes Tendered.” In the event that both the

“Special Delivery Instructions” and the “Special Payment Instructions” boxes are completed, the Paying Agent will issue the check for the Repurchase Price with respect to Notes accepted for payment and return any certificate(s) for Notes not tendered or not purchased in the name(s) of, and deliver such check and return such certificate(s) to, the person(s) so indicated. Any Notes tendered herewith by book-entry transfer that are not purchased will be returned by crediting the DTC account designated above. The undersigned recognizes that Amdocs has no obligation pursuant to the “Special Payment Instructions” to transfer any Notes from the name(s) of the registered holder(s) thereof if Amdocs does not accept for payment any of the Notes tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6, 7 and 8)	(See Instructions 1, 5, 6, 7 and 8)

To be completed ONLY if certificate(s) representing Notes not tendered or not purchased or the check for the Repurchase Price are to be issued in the name of someone other than the undersigned.

To be completed ONLY if certificate(s) representing Notes not tendered or not purchased or the check for the Repurchase Price are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Issue: ☐ check ☐ certificates to:	Mail: ☐ check ☐ certificates to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security No.)	(Tax Identification or Social Security No.)
(See Instruction 8)	(See Instruction 8)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if: (1) this Letter of Transmittal is signed by the registered holder(s) of Notes (which term, for purposes of this document, shall include any DTC participant whose name appears on a security position listing as the owner of Note(s)) tendered herewith, unless such holder(s) has (have) completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions,” or (2) such Notes are tendered for the account of a firm which is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each of the foregoing, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Notes; Partial Tenders (Not Applicable to Book-Entry Holders). This Letter of Transmittal is to be completed by holders if Notes are to be forwarded herewith, or, unless an Agent’s Message is utilized, if delivery of Notes is to be made by book-entry transfer pursuant to the procedures set forth in the Offer to Purchase. In order for Notes to be validly tendered pursuant to the Offer, this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in connection with a book-entry delivery of Notes, and any other documents required by this Letter of Transmittal, must be received by the Paying Agent at one of its addresses set forth on the front cover hereof prior to the Expiration Date and either (1) certificates evidencing tendered Notes must be received by the Paying Agent at such address prior to the Expiration Date or (2) such Notes must be tendered by book-entry transfer and a timely confirmation of such book-entry transfer must be received by the Paying Agent, in each case prior to the Expiration Date.

The method of delivery of this Letter of Transmittal, Notes and all other required documents, including delivery through DTC, is at the sole option and risk of the tendering holder and the delivery will be deemed made only when actually received by the Paying Agent. In all cases, sufficient time should be allowed to ensure timely delivery.

Holders of Notes should be aware that no guaranteed delivery process is available to tender Notes.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of its Notes for payment.

If a holder wishes to tender less than the entire principal amount evidenced by any Note submitted, such holder must fill in the principal amount that is to be tendered in the column entitled “Principal Amount of Notes Tendered,” but only in an amount of $1,000 or any greater integral multiple of $1,000. In the case of a partial tender of Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Notes that were evidenced by such holder’s old certificates will be sent to such holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire amount that is represented by Notes delivered to the Paying Agent will be deemed to have been tendered, unless otherwise indicated.

If Notes are forwarded to the Paying Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

3. Inadequate Space. If the space provided herein is inadequate, the security numbers, the principal amount of Notes and any other required information should be listed on a separate signed schedule attached hereto and referenced in the box entitled “Description of Notes Tendered.”

4. Withdrawal of Tenders. Tenders of Notes may be withdrawn at any time prior to 9:00 a.m., Eastern time, on the Expiration Date and, unless already accepted for payment pursuant to the Offer, may also be withdrawn at any time after May 12, 2014.

For a withdrawal of a tender of Notes to be effective, a telegram, facsimile transmission or letter must be received by the Paying Agent on or prior to the Expiration Date at one of its addresses set forth on the front cover hereof. Any such notice of withdrawal must (1) specify the name of the holder who tendered the Notes to be withdrawn, (2) contain a description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes, (3) include a statement that such holder is withdrawing his election to have such principal amount of such Notes purchased and (4) specify the principal amount, if any, of such Notes (which shall be $1,000 or any greater integral multiple of $1,000 thereof) that remains subject to the Offer and that has been or will be delivered for purchase by Amdocs. If the Notes to be withdrawn have been delivered or otherwise identified to the Paying Agent, a signed notice of withdrawal is effective immediately upon receipt by the Paying Agent even if physical release is not yet effected. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offer.

5. Signatures on Letter of Transmittal, Bond Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Notes without alteration, enlargement or any change whatsoever.

If any of the Notes tendered hereby are owned of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the tendered Notes are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Notes.

If this Letter of Transmittal or any Note or bond power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to Amdocs of such person’s capacity and authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of Notes listed and tendered hereby, no endorsements of Notes or separate bond powers are required, unless payment is to be made to, or Notes not tendered or not purchased are to be issued in the name of, a person other than the registered holder(s), in which case, the Notes tendered hereby must be endorsed or accompanied by appropriate bond powers signed exactly as the name(s) of the registered holder(s) appear(s) on such Notes. Signatures on such Notes or bond powers must be guaranteed by an Eligible Institution.

6. Transfer Taxes. Except as set forth in this Instruction 6, Amdocs will pay all transfer taxes, if any, applicable to its purchase of Notes pursuant to the Offer. If, however, Notes for principal amounts not purchased are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Notes, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the purchase of Notes by Amdocs pursuant to the Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the person tendering such Note. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted, then the amount of such transfer tax will be deducted from the Repurchase Price otherwise payable to such tendering person.

7. Special Payment and Delivery Instructions. If a check for the Repurchase Price with respect to Notes accepted for payment is to be issued in the name of, or certificate(s) evidencing Notes not tendered or not purchased are to be issued or returned to, a person other than the signer of this Letter of Transmittal or if a check or such Notes are to be returned to a person other than the signer of this Letter of Transmittal or to an address of the signer other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

8. Tax Identification Number. Federal income tax law generally requires that a holder whose tendered Notes are purchased pursuant to the Offer to provide the Paying Agent with such holder’s correct Taxpayer Identification Number (“TIN”) on the IRS Form W-9 enclosed herein or otherwise establish a basis for exemption from backup withholding. If such holder is an individual, the TIN is his or her social security number. If the Paying Agent is not provided with the TIN or an adequate basis for an exemption, such tendering holder may be subject to a penalty of $50 imposed by the Internal Revenue Service. In addition, the holder may be subject to backup withholding on all reportable payments made pursuant to the Offer. The backup withholding rate is currently 28%. A holder who is not a “U.S. person” as defined in the instructions to the enclosed IRS Form W-9 (the “W-9 Instructions”) should not complete IRS Form W-9 and should instead provide the Paying Agent with an appropriate Form W-8.

Certain holders are not subject to these backup withholding and reporting requirements. See the enclosed W-9 Instructions for additional instructions.

To prevent backup withholding, each tendering holder of Notes who is a U.S. person (as defined in the W-9 Instructions) must provide its correct TIN by completing the enclosed IRS Form W-9, certifying, among other things, that the holder is a U.S. citizen or other U.S. person, that the TIN provided is correct (or that such holder is awaiting a TIN) and that (1) the holder is exempt from backup withholding, (2) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (3) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the tendering holder of Notes is a nonresident alien or foreign entity not subject to backup withholding, such holder must give the Paying Agent the appropriate IRS Form W-8. These forms may be obtained from the Paying Agent. If the Notes are in more than one name or are not in the name of the actual owner, such holder should consult the W-9 Instructions for information on which TIN to report. If such holder does not have a TIN, such holder should consult the W-9 Instructions for instructions on applying for a TIN and write “applied for” in lieu of its TIN on the IRS Form W-9. Note: Writing “applied for” on the form means that such holder has already applied for a TIN or that such holder intends to apply for one soon. If a holder writes “applied for” on IRS Form W-9, backup withholding at the applicable rate will nevertheless apply to all reportable payments made to such holder until a TIN is provided.

Backup withholding is not an additional federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained from the Internal Revenue Service provided that the required information is timely filed with the Internal Revenue Service.

9. Conflicts. In the event of any conflicts between the terms of the Offer to Purchase and the terms of this Letter of Transmittal, the terms of the Offer to Purchase will control.

10. Waiver of Conditions. Amdocs reserves the absolute right, subject to the Indenture, dated as of March 5, 2004 between Amdocs and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, and applicable law, to amend in any respect or waive any of the specified conditions in the Offer.

11. Mutilated, Lost, Stolen or Destroyed Notes. If a holder desires to tender Notes pursuant to the Offer, but any such Note has been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Trustee concerning the procedures for obtaining a replacement Note. Inquiries should be directed to the Trustee at: The Bank of New York Mellon, 101 Barclay Street, 7 East, New York, New York 10286, Attention: Danny Lee, telephone (212) 815-5813.

12. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Paying Agent at its address or telephone numbers set forth on the front cover hereof. Additional copies of the Offer to Purchase, this Letter of Transmittal and all other tender offer materials may be obtained from the Paying Agent or from brokers, dealers, commercial banks or trust companies at Amdocs’ expense.

Important: This Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, or, if appropriate, an Agent’s Message, together with Notes or confirmation of book-entry transfer and all other required documents, must be received by the Paying Agent not later than the Expiration Date.

IMPORTANT

SIGN HERE AND COMPLETE ENCLOSED FORM IRS W-9 (OR APPROPRIATE FORM W-8)

X
X

Signature(s) of Holder(s)

 Dated:                                                  , 2014

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Notes or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

Name(s):
(Please Print)

Capacity (Full Title):

Address:
(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

(SEE INSTRUCTIONS 1 AND 5)

Authorized Signature:

Name:
(Please Print)

Title:

Name of Firm:
(Please Print)

Address:
(Include Zip Code)

Area Code and Telephone Number:

 Dated:                                                                       , 2014

Form W-9 (Rev. August 2013) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax classification:	Exemptions (see instructions):
☐	Individual/sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate	Exempt payee code (if any)
☐	Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶	Exemption from FATCA reporting code (if any)
☐	Other (see instructions) ▶
Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–

Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below), and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at www.irs.gov/w9. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Cat. No. 10231X	Form W-9 (Rev. 8-2013)

Form W-9 (Rev. 8-2013)	Page 2

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

— In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

— In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

— In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you

Form W-9 (Rev. 8-2013)	Page 3

no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulation section 301.7701-2(c)(2)(iii). Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the Exemptions box, any code(s) that may apply to you. See Exempt payee code and Exemption from FATCA reporting code on page 3.

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1 — An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 — The United States or any of its agencies or instrumentalities

3 — A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4 — A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 — A corporation

6 — A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7 — A futures commission merchant registered with the Commodity Futures Trading Commission

8 — A real estate investment trust

9 — An entity registered at all times during the tax year under the Investment Company Act of 1940

10 — A common trust fund operated by a bank under section 584(a)

11 — A financial institution

12 — A middleman known in the investment community as a nominee or custodian

13 — A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 8-2013)	Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 5 [2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number

(ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents,

Form W-9 (Rev. 8-2013)	Page 5

royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

— Protect your SSN,

— Ensure your employer is protecting your SSN, and

— Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.